Exhibit 99.1

Helen of Troy Announces Curlsmith® Prestige Hair Care Products Acquisition

•Adds fast-growing, premium, and category-leading brand created for curly and wavy hair
•Tuck-in acquisition complements and enhances the Company’s prestige Beauty platform
•Expected to be immediately accretive to consolidated sales growth rate, gross profit margin, adjusted EBITDA margin(1), adjusted diluted EPS(2), adjusted diluted EPS growth rate, and cash flow from operations
•Closely aligns with Helen of Troy culture and Environmental, Social, and Governance (“ESG”) philosophy

EL PASO, TEXAS, April 25, 2022 – Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name home, outdoor, health, wellness, and beauty products, today announced that one of its subsidiaries has acquired Recipe Products Ltd. Founded in 2017, the company’s Curlsmith products are a category leader in the rapidly growing market for prestige haircare products for all types of curly and wavy hair. Curlsmith’s curl-loving range of conditioners, shampoos, and co-washes was created in partnership with expert trichologists and stylists specializing in healthy hair. Its formulas are purposefully designed for the unique joys and challenges of all types of curls and textured hair. The products are vegan friendly and cruelty free, and do not use sulfates, parabens, silicones, mineral oils, phthalates, or diethanolamine (DEA) in their formulation.

The total purchase consideration, net of cash acquired, was $150.0 million in cash, subject to certain customary closing adjustments. This implies a pre-synergy multiple of less than 10x estimated calendar year 2022 adjusted EBITDA1, which compares favorably to Helen of Troy’s current Enterprise Value (EV)2/TTM adjusted EBITDA3 multiple of approximately 15.0x. Calendar year 2022 net sales revenue is expected to be $40 - $42 million. Curlsmith immediately becomes the most profitable brand in Helen of Troy’s portfolio, further augmenting Beauty segment’s adjusted operating margin, which is already the highest in the Company. The acquisition is expected to be immediately accretive to consolidated and Beauty segment measures such as sales growth rate, gross profit margin, and adjusted EBITDA margin4, as well as consolidated measures such as adjusted diluted EPS5, adjusted diluted EPS growth rate, and cash flow from operations. The Company will discuss the transaction during its fourth-quarter fiscal year 2022 earnings conference call, which will take place on April 27, 2022.

Julien R. Mininberg, Chief Executive Officer, stated: “We believe Curlsmith is an excellent fit with Helen of Troy, both strategically and financially. This transaction advances Helen of Troy’s strategy to invest in businesses that can accelerate profitable growth in categories where we can add value and leverage our scalable operating platform. It aligns with a key Phase II M&A objective of tucking in early stage, fast growing, and disruptive innovators to complement our portfolio of Leadership Brands. Curlsmith expands our platform in prestige beauty to capitalize on the fast-growing textured hair market. Approximately 60% of U.S. consumers have curly or textured hair. Prestige textured haircare products are growing ten times faster than products for non-textured hair, and twice as fast as mass market textured hair products. Curlsmith is winning by empowering consumers with curly and textured hair to love the hair they have and simplify care. The business more than doubled in size between calendar years 2020 and 2021 and we expect it to continue to grow at a healthy double-digit rate. As our third transaction in Beauty so far in Phase II, Curlsmith will complement our Drybar, Revlon and HOT Tools brands by broadening our range of offerings to consumers and professionals across the good, better, and best segments and adding more prestige liquids to our portfolio. We see excellent upside potential for Curlsmith, and we expect to add significant value to it by capitalizing on our expertise in beauty and our shared services platform. In Beauty, we will be immediately adding capability through a much larger salesforce in brick and mortar and online, additional DTC capability, marketing, category development, appliance know how, and an international go-to-market footprint. Once we complete the necessary integration activities, we expect to add further value to the business and achieve meaningful synergies by leveraging Helen of Troy’s highly capable global sourcing, distribution, and back-office shared service capabilities.”

Michal Berski, Curlsmith Founder and CEO added: “Helen of Troy has a talent for spotting exceptional indie brands that do things differently, and turbo charging them. So, from the get-go we knew that Curlsmith would be a compelling strategic fit. As a market-leading textured haircare brand, Curlsmith both complements and brings a new dimension to their already enviable prestige haircare portfolio.”

Financo Raymond James acted as exclusive financial advisor to Curlsmith.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation, and amortization), adjusted EBITDA, adjusted EBITDA margin, and EV/adjusted EBITDA.

1.Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-cash asset impairment charges, restructuring charges, acquisition-related expenses, and non-cash share-based compensation.
2.Enterprise Value (EV) is defined as market capitalization, plus total debt, less cash, and cash equivalents.
3.Trailing twelve month (TTM) adjusted EBITDA is for the twelve-month period ended November 30, 2021, our most recently reported quarter.
4.Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales revenue.
5.Adjusted diluted EPS is defined as net income as reported under GAAP excluding the following items net of their applicable tax effects: acquisition-related expenses, EPA compliance costs, non-cash asset impairment charges, restructuring charges, tax reform, amortization of intangible assets, and non-cash share-based compensation, as applicable, divided by the weighted average shares of common stock outstanding plus the effect of dilutive securities.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. The Company sometimes refers to these brands as its Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com/

Forward Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “Forecast”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2022, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the geographic concentration and peak season capacity of certain U.S. distribution facilities which increase its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and Ukraine, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a future downturn from the effects of COVID-19, risks associated with the use of licensed trademarks from or to third parties, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, expectations regarding recent acquisitions (including Curlsmith) and any future acquisitions or divestitures, including the Company’s ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company’s ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, increased costs of raw materials, energy and transportation, the risks to the Company’s liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements, risks associated with foreign currency exchange rate fluctuations, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200